Exhibit 4.3










                        GENISYS RESERVATION SYSTEMS, INC.


                                       AND


                             R.D. WHITE & CO., INC.








                                  UNDERWRITER'S
                                WARRANT AGREEMENT



                      Dated as of               ,      1996



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UNDERWRITER'S  WARRANT AGREEMENT dated as of , 1996 between GENISYS  RESERVATION
SYSTEMS, INC., a New Jersey corporation (the "Company") and R.D. WHITE & CO., INC., its successors, designees and assigns (hereinafter referred to as the "Underwriter"). W I T N E S S E T H:
WHEREAS, the Company proposes to issue to the Underwriter warrants ("Warrants") to purchase up to an aggregate of 80,000 shares of common stock, $.0001 par value, of the Company's ("Common Stock") and/or up to 210,000 warrants consisting of 130,000 Class A Warrants and 80,000 Class B Warrants ("Underlying Warrants"), each Underlying Warrant entitling the holder to purchase one share of Common Stock. (One share of Common Stock and one Underlying Warrant are each hereinafter referred to as a "Warrant Security" and more than one collectively referred to as the "Warrant Securities"); and
WHEREAS, the Underwriter has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof among the Underwriter and the Company to act as the Underwriter in connection with the Company's proposed public offering of up to 800,000 shares of Common Stock and 2,100,000 redeemable warrants consisting of 1,300,000 Class A Warrants and 800,000 Class B Warrants (collectively the "Redeemable Warrants") at a public offering price of $5.00 per share of Common Stock and $.20 per Class A Redeemable Warrant and $.10 per Class B Redeemable Warrant (the "Public Offering"); and WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriter in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter acting as the Underwriter pursuant to the Underwriting Agreement;
NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter
1
 to the Company of an aggregate twenty-one dollars ($21.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Grant The Underwriter is hereby granted the right to purchase, at any time from , 1997 until 5:00 P.M., New York time, on , 2001, up to an aggregate of 80,000 shares of Common Stock (the "Shares") and/or 210,000 Underlying Warrants at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $6.00 per Share and $.24 per Class A Warrant and $.12 per Class B Warrant, subject to the terms and conditions of this Agreement. Each Underlying Warrant is exercisable to purchase one additional share of Common Stock at an initial exercise price of $6.90 per Class A Warrant from , 1997 until 5:00 P.M. New York time on , 2001 at which time the Class A Underlying Warrants will expire and $ 8.10 per Class B Warrant from , 1997 until 5:00 P.M. New York time on , 2001 at which time the Class B Underlying Warrants will expire. Except as set forth herein, the Underlying Warrants issuable upon exercise of the Warrants are in all respects identical to the Redeemable Warrants being purchased by the Underwriter for resale to the public pursuant to the terms and provisions of the Underwriting Agreement and the Redeemable Warrant Agreement dated 1996 between the Company and Continental Stock Transfer & Trust Company ("Redeemable Warrant Agreement"). Except as set forth herein, the shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the Underwriter for resale to the public pursuant to the terms and provisions of the Underwriting Agreement writer for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be (i) in the form set forth in Exhibit A, with respect to Class A Warrants to purchase Shares; (ii) in the form set forth in Exhibit B, with respect to Class B Warrants to purchase Shares; (iii) in the form set forth in Exhibit C with respect to Class A Warrants to purchase Underlying Warrants; and (iv) in the form set forth in Exhibit D with respect to Class B Warrants to purchase Underlying Warrants, each attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as 2
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required or permitted by this Agreement.  3. Exercise of Warrant.  3.1 Method of
Exercise. The Warrants initially are exercisable at the initial exercise prices (subject to adjustment as provided in Section 8 hereof) per Share and per Underlying Warrant as set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Securities purchased at
the     Company's      principal     offices      (presently      located     at
_______________________________________________)  the  registered  holder  of  a
Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased and/or a certificate or certificates for the Underlying Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holders thereof, in whole or part (but not as to fractional shares of the Common Stock and/or Underlying Warrants). In the case of the purchase of less than all Warrant Securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Securities purchasable thereunder. 3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section
3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the applicable Warrant Certificates in the manner specified in Section 3.1. The number of shares of Common Stock to be issued pursuant to this Section 3.2 shall be equal to the difference between
(a) the number of shares of Common Stock in respect of which the Warrants are exercised and (b) a fraction, the numerator of which shall be the number of shares of Common Stock in respect of which the Warrants are exercised multiplied by the Exercise Price (as hereinafter defined) and the denominator of which shall be the Market Price. The number of Underlying Warrants to be issued pursuant to this Section 3.2 shall be equal to the difference between (a) the number of Underlying Warrants in respect of which the Warrants are exercised and
(b) a fraction,  the  numerator  of which 3
 shall be the number of  Underlying
Warrants in respect of which the Warrants are exercised shall be the number of Underlying Warrants in respect of which the Warrants are exercised multiplied by the Exercise Price (as hereinafter defined) and the denominator of which shall be the Market Price. 3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be (i) when referring to the Common Stock, the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq National Market ("NNM"), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by NNM, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, or such similar organization as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it or (ii) when referring to an Underlying Warrant, the last reported sale price, or, in the case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Underlying Warrants are listed or admitted to trading or by NNM, or, if the Underlying Warrants are not listed or admitted to trading on any national securities exchange or quoted by NNM, the average closing bid price as furnished by the NASD through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Underlying Warrant is not quoted on Nasdaq or such similar organization, the Market Price of an Underlying Warrant shall equal the difference between the Market Price of the Common Stock and the
Exercise   Price  (as   hereinafter   defined)   of  the   Underlying   Warrant.
Notwithstanding the foregoing, for purposes of Section 8, the Market Price of a share of Common Stock or an Underlying Warrant shall be determined by reference to the relevant information set forth above during the thirty (30) trading days immediately preceding the date of the event requiring the determination of the Market Price (except that, in the event of a public offering of shares of Common Stock, the Market Price of a share of Common Stock or an Underlying Warrant shall be determined by reference to the trading day immediately preceding the effective date of the public offering and not such thirty (30) 4 trading day
period). 4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock and Underlying Warrants and/or other securities, properties or rights underlying such Warrants and, upon the exercise of the Underlying Warrants, the issuance of certificates for shares of Common Stock and/or other securities, properties or rights underlying such Underlying Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Certificates and the certificates representing the Shares, Underlying Warrants and the shares of Common Stock underlying such Underlying Warrants (and/or other securities, property or rights issuable upon the exercise of the Warrants or the Underlying Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. 5. Restriction On Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned,  hypothecated or otherwise disposed
of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of the Underwriter. 6. Exercise Price. 6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Class A Warrant to purchase Common Stock shall be
6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Class A Warrant to purchase Common Stock shall be $6.90 per share of Common Stock and each Class B Warrant to purchase Common Stock shall be $8.10 per share of Common Stock and the initial exercise price of each Warrant to purchase Underlying Warrants shall be $.24 per Class A Underlying Warrant and $.12 per Class B Underlying Warrant. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof and/or in accordance with a reduction by the Company, in its sole discretion, of the exercise price of each Warrant to purchase Common Stock. 6.2 Exercise Price. The term "Exercise Price" herein shall mean the applicable initial exercise price or with respect to Warrants to purchase Common Stock the adjusted exercise price, depending upon the context.
7. Registration Rights. 7.1 Current Registration Under the Securities Act of 1933. The Warrants, the Shares, the Underlying Warrants issuable upon exercise of the applicable Warrants and the shares of Common Stock issuable upon exercise of such Underlying Warrants have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement on Form SB-2 (Registration No.333- ) (the "Registration Statement"). The Company covenants and agrees to use its best efforts to maintain the effectiveness of the Registration Statement for a period of five (5) years from its effective date. 7.2 Contingent Registration Rights. In the event that, for any reason whatsoever, the Company shall fail to maintain the effectiveness of the Registration Statement for a period of five (5) years from its effective date and, in any event, from and after the fifth (5th) anniversary of the effective date of the Registration Statement, the Underwriter shall have commencing the date of any such occasion, the contingent registration rights ("Registration
Rights") set forth in Sections 7.3 and 7.4 hereof.  7.3 Piggyback  Registration.
(a) If, at any time commencing after the effective date of the Registration Rights and expiring on the seventh (7th) anniversary of the effective date of the Registration Statement, the Company proposes to register any of its securities under the Act, either for its own account or the account of any other security holder or holders of the Company possessing registration rights ("Other Stockholders") (other than pursuant to Form S-4, Form S-8 or comparable registration statement), it shall give written notice, at least thirty (30) days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of Warrants, Shares, Underlying Warrants and/or shares of Common Stock issuable upon exercise of the Underlying Warrants (collectively, "Registrable Securities") of its intention to do so. If the Underwriter or other Holders of Registrable Securities notify the Company within twenty-one (21) days after the receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Underwriter and such other Holders of such securities the opportunity to have any such securities registered under such registration statement. (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Underwriter and such other Holders as part of the written notice given pursuant to Section 7.3(a) hereof. The right of the Underwriter or any such other Holder to registration pursuant to this Section 7.3 shall be conditioned upon their participation  in such  underwriting  and the  inclusion  of  their  Registrable
Securities  in  the  underwriting  to  the  extent  hereinafter  provided.   The
Underwriter and all other Holders proposing to distribute their securities through such underwriting shall (together with the Company and any officer, directors or Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 7.3, if the underwriter or underwriters advises the Company in writing that marketing factors require a limitation or elimination of the number of shares of Common Stock or other securities to be underwritten, the Underwriter may limit the number of shares of Common Stock or other securities to be included in the registration and underwriting. The Company shall so advise the Underwriter and all other Holders of Registrable Securities requesting registration, and the number of shares of Common Stock or other securities that are entitled to be included in the registration and underwriting shall be allocated among the Underwriter and other Holders requesting registration, in each case, in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. (c) Notwithstanding the provisions of this
Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to Section 7.3(a) hereof (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. 7.4 Demand Registration. (a) At any time commencing after the effective date of the Registration Rights and ending on the fifth (5th) anniversary of the effective date of the Registration Statement, the Underwriter and Holders of Registrable Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants and Underlying Warrants) (the "Initiating Holders") shall have the right (which right is in addition to the registration rights under Section 7.3 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Registrable Securities for up to two hundred and seventy (270) days by such Holders and any other Holders of Registrable Securities, as well as any other security holders possessing similar registration rights, who notify the Company within twenty-one
(21) days after receiving notice from the Company of such request. (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.4 by any Holder or Holders to all other registered Holders of Registrable Securities, as well as any other security holders possessing similar registration rights, within ten (10) days after the date of the receipt of any such registration request.

 (c) If the Initiating  Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 7.4(a) hereof. The right of any Holder to registration pursuant to this Section 7.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent and subject to the limitations provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds. (d) The Company shall (together with all Holders, officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter of the underwriter of underwriters selected for such underwriting by the Initiating Holders, which underwriter(s) shall be reasonably acceptable to the Underwriter. Notwithstanding any other provision of this Section 7.4, if the Underwriter advises the Initiating Holders in writing that marketing factors require a limitation or elimination of the number of shares of Common Stock or other securities to be underwritten, the Underwriter may limit the number of shares of Common Stock or other securities to be included in the registration and underwriting. The Company shall so advise the Underwriter and all Holders of Registrable Securities requesting registration, and the number of shares of Common Stock or other securities that are entitled to be included in the registration and underwriting shall be allocated among the Underwriter and other Holders requesting registration, in each case, in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If the Company or any Holder of Registrable Securities who has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, such person may elect to withdraw its securities therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any securities so excluded shall be withdrawn from such registration. No securities excluded from such registration by reason of such underwriters' marketing limitations shall be included in suchom such registration by reason of such underwriters' marketing limitations shall be included in such registration. To facilitate the allocation of shares in accordance with this Section 7.4(d), the Company or underwriter or underwriters selected as provided above may round the number of securities of any holder which may be included in such registration to the nearest 100 shares.

 (e) In
the event that the Initiating Holders are unable to sell all of the Registrable Securities for which they have requested registration due to the provisions of
Section 7.4(d) hereof and if, at that time, the Initiating Holders are not permitted to sell Registrable Securities under Rule 144(k), the Initiating Holders shall be entitled to require the Company to afford the Initiating Holders an opportunity to effect one additional demand registration under this
Section 7.4. (f) In addition to the registration rights under Section 7.3 and subsection (a) of Section 7.4 hereof, at any time commencing on the date hereof and expiring five (5) years thereafter any Holder of Registrable Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for 270 days by any such Holder of its Registrable Securities provided, however, that the provisions of
Section 7.5(b) hereof, shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the
Holder or Holder's making such request. (g) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Registrable Securities of the Initiating Holders or the Holder(s) referred to in Section 7.5(f) above (the "Paying Holders"), within the time period specified in Section 7.5(a) below, the Company shall upon the written notice of election of the Initiating Holders or the Paying Holders, as the case may be, repurchase (i) any and all Shares and/or Underlying Warrants at the higher of the Market Price per share of Common Stock or per Underlying Warrant, as the case may be, on (x) the date of the notice sent to the Company under Section 7.4(a) or (f), as the case may be, or (y) the expiration of the period specified in Section 7.5(a) and (ii) any and all Warrants at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within five (5) business days after the expiration of the period specified in Section 7.5(a). 7.5 Covenants of the Company With Respect to Registration. In connection with any registration under Sections 7.3 and 7.4 hereof, the Company covenants and agrees as follows: (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements  declared  effective at the earliest
possible time, and shall furnish each Holder desiring to sell Registrable Securities such number of prospectuses as shall reasonably be requested. (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.3 and 7.4 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7.5(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the exercise period of the Warrants by such number of days as shall equal the delay caused by the Company's failure. addition to any other equitable or other relief available to the Holder(s), extend the exercise period of the Warrants by such number of days as shall equal the delay caused by the Company's failure. (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s); provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. (d) The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 7 of the Underwriting Agreement.
(e) The Holder(s) of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending  against any claim  whatsoever)  to which they may become subject under the Act, the exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company. (f) For a period of one hundred eighty (180) days after the effectiveness of any registration statement filed pursuant to Section 7.4 hereof, the Company shall not permit any other registration statement (other than (1) a registration statement relating to the securities for which the Company has granted demand registration rights, as described in the Prospectus included in the Registration Statement, (2) a registration statement relating to the shares of Common Stock issuable upon exercise of the Redeemable Warrants issued to the public pursuant to the Registration Statement, (3) a registration statement relating to the securities for which the Company has granted piggyback registration rights, as described in the Prospectus included in the Registration Statement and (4) a registration statement filed on Forms S-4 or S-8) to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.4 hereof, without the prior written consent of the Holders of the Registrable Securities representing a Majority of such securities. (g) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters  in  underwritten  public  offerings  of  securities.
 (h) The
Company shall as soon as practicable after the effective date of any registration statement filed pursuant to Sections 7.3 and 7.4 hereof, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement. (i) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all written correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request. (j) With respect to any registration under Section 7.4 hereof, the Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by the Initiating Holders or the Paying Holders, as the case may be, which may be the Underwriter. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters, except as they may relate to such Holders and their intended methods of distribution.

 (k) For purposes
of this Agreement, the term "Majority" in reference to the Holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrants, Shares, Underlying Warrants and/or shares of Common Stock issued upon exercise of the Underlying Warrants that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act. (l) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants or Underlying Warrants prior to the initial filing of any registration statement or the effectiveness thereof. (m) In addition to the Registrable Securities, upon the written request therefor, bych registration statement, including without limitation restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock. 7.6 Restrictive Legends. In the event that the Company fails to maintain the effectiveness of the Registration Statement, such that the exercise, in part or in whole, of the Warrants and/or the Underlying Warrants are not, at the time of such exercise, registered under the Act, any certificates representing the Shares underlying the Warrants, the Underlying Warrants underlying the Warrants and/or the shares of Common Stock underlying the Underlying Warrants, and any of the other securities issuable upon exercise of the Warrants shall bear the following restrictive legend: The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

 8. Adjustments to Exercise Price and Number of Securities.  8.1
Computation of Adjusted Exercise Price. Except as hereinafter provided, in the event the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section
8.7 hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Market Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares, multiplied by the Exercise Price in effect immediately prior to such issuance or sale, and
(b) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 8.3 hereof. For the purposes of this Section 8 the term Exercise Price shall mean the Exercise Price per share of Common Stock set forth in Section 6 hereof, as adjusted from time to time pursuant to the provisions of this Section 8. For the purposes of any computation to be made in accordance with this Section 8.1, the following provisions shall be applicable: (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before
deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other performing similar services, or any expenses incurred in connection therewith. (ii) In case of the issuance or sale (other than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company and shall include any amounts payable to security holders or any affiliates thereof, including without limitation, pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts being valued for the purposes hereof at the aggregate amount payable thereunder, whether such payments are absolute or contingent, and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof; provided, however, that if any Holder(s) does not agree with such evaluation, a mutually acceptable independent appraiser shall make such evaluation, the cost of which shall be borne by the Company.
(iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration. (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 8.1. (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities. 8.2 Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Market Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section
8.1 hereof, provided that: (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.
(b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof. (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 8.2, or in the price per share at which the securities referred to in subsection (b) of this Section 8.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have  expired or  terminated  on the
date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities. 8.3 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination. 8.4 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Securities issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price. 8.5 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. The Company covenants that so long as any of the Warrants are outstanding, the Company shall not without the prior written consent of the Underwriter issue any securities whatsoever other than Common Stock. In the event that the Company shall, upon the consent of the Underwriter, after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights. 8.6 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger
which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers. 8.7 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made: (a) Upon the issuance or sale of the Warrants, Underlying Warrants, Redeemable Warrants or the shares of Common Stock issuable upon the exercise of
(i) the  Warrants,  (ii)  the  Underlying  Warrants,  or  (iii)  the  Redeemable
Warrants; or (b) If the amount of said adjustment shall be less than two (2) cents per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two (2) cents per Warrant Security. 8.8 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the

Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 8.8. 9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designed by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof. 10. Elimination of Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock or Underlying Warrants upon the exercise of Warrants. Warrants may only be exercised in such multiples as are required to permit the issuance by the Company of one or more whole shares of Common Stock and/or Underlying Warrants. If one or more Warrants shall be presented for exercise in full at the same time by the same Holder, the number of whole shares of Common Stock or Underlying Warrants which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock and/or Underlying Warrants purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock or Underlying Warrants would, except for the provisions provided herein, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to such fraction multiplied by the then current market value of a share of Common Stock or Underlying Warrants, determined as follows: (1) If the Common Stock or Underlying Warrant, as the case may be, is listed, or admitted to unlisted trading privileges on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), or is traded on the NNM, the current market value of a share of Common Stock or Underlying Warrant, as the case may be, shall be the closing sale price of the Common Stock or the Underlying Warrant, as the case may be, at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants on whichever of such exchanges or NNM had the highest average daily trading volume for the Common Stock or the Underlying Warrant, as the case may be, on such day; or (2) If the Common Stock or the Underlying Warrant, as the case may be, is not listed or admitted to unlisted trading privileges, on either the NYSE or the AMEX and is not traded on NNM, but is quoted or reported on Nasdaq, the current market value of a share of Common Stock or the Underlying Warrant, as the case may be, shall be the average of the Underwriter closing bid and asked prices (or the last sale price, if then reported by Nasdaq) of the Common Stock or the Underlying Warrant, as the case may be, at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants as quoted or reported on Nasdaq, as the case may be; or (3) If the Common Stock or the Underlying Warrant, as the case may be, is not listed, or admitted to unlisted trading privileges, on either of the NYSE or the AMEX, and is not traded on NNM or quoted or reported on Nasdaq, but is listed or admitted to unlisted trading privileges on the BSE or another national securities exchange (other than the NYSE or the AMEX), the current market value of a share of Common Stock or Underlying Warrant, as the case may be, shall be the closing sale price of the Common Stock or the Underlying Warrant, as the case may be, at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants on whichever of such exchanges has the highest average daily trading volume for the Common Stock or the Underlying Warrant, as the case may be, on such day; or (4) If the Common Stock or the Underlying Warrant, as the case may be, is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed for trading on NNM or quoted or reported on Nasdaq, but is traded in the over-the-counter market, the current market value of a share of Common Stock or the Underlying Warrant, as the case may be, shall be the average of the last reported bid and asked prices of the Common Stock or the Underlying

 Warrant, as the case may
be, reported by the National Quotation Bureau, Inc. on the last business day prior to the date of exercise of the Warrants; or (5) If the Common Stock or the Underlying Warrant, as the case may be, is not listed, admitted to unlisted trading privileges on any national securities exchange, or listed for trading on NNM or quoted or reported on Nasdaq, and bid and asked prices of the Common Stock or the Underlying Warrant, as the case may be, are not reported by the National Quotation Bureau, Inc., the current market value of a share of Common Stock or the Underlying Warrant, as the case may be, shall be an amount, not less than the book value thereof as of the end of the most recently completed fiscal quarter of the Company ending prior to the date of exercise, determined in accordance with generally acceptable accounting principles, consistently applied. 11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Underlying Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other Securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Underlying Warrants underlying the Warrants and payment of the respective Underlying Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercises shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants and Underlying Warrants and all Underlying Warrants underlying the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock or the Underlying Warrants issued to the public in connection herewith may then be listed and/or quoted on NNM. 12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as
conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur: (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable other than in cash, or a cash dividend or distribution payable other than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer book, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale. 13. Underlying Warrants. The form of the certificates representing Class A and Class B Underlying Warrants (and the form of election to purchase shares of Common Stock upon the exercise of Underlying Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibits "A" and "B" to the Redeemable Warrant Agreement provided, however, that the Underlying

 Warrants will be subject
to redemption only after the Warrants have been exercised and the Underlying Warrants are outstanding. Each Class A Underlying Warrant shall entitle the Holder to purchase one fully paid and non-assessable share of Common Stock at an initial purchase price of $6.90 from , 1997 until 5:00 P.M. New York time on , 2001 at which time the Class A Underlying Warrants shall expire. Each Class B Underlying Warrant shall entitle the Holder to purchase one fully paid and non-assessable share of Common Stock at an initial purchase price of $8.10 from , 1997 until 5:00 P.M. New York time on , 2001 at which time the Class B Underlying Warrants shall expire. The exercise price of the Underlying Warrants and the number of shares of Common Stock issuable upon the exercise of the Underlying Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Underlying Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 8 of the Redeemable Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Underlying Warrants, each registered holder of such Underlying Warrant shall have the right to purchase from the
Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein and in the Redeemable Warrant Agreement), free and clear of all preemptive rights of stockholders, provided that such registered holder complies with the terms governing exercise of the Underlying Warrant set forth in the Redeemable Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Redeemable Warrant Agreement. Upon exercise of the Underlying Warrants, the Company shall forthwith issue to the registered holder of any such Underlying Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so purchased. Except as otherwise provided herein and in Section
6.1 hereof, the Underlying Warrants shall be governed in all respects by the terms of the Redeemable Warrant Agreement except that any notice of redemption that the Company may issue with respect to the Redeemable Warrants shall not be applicable to the Underlying Warrants. The Underlying Warrants shall be transferable in the manner provided in the Redeemable Warrant Agreement, and upon any such transfer, a new Underlying Warrant Certificate shall be issued promptly to the transferee. The Company covenants to, and agrees with, the Holder(s) that without the prior written  consent of the  Holder(s),  which will not be unreasonably withheld, the Redeemable Warrant Agreement will not be modified, amended, canceled, altered or superseded, and that the company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Redeemable Warrant Agreement to be sent to holders of Underlying Warrants. 14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested: (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.
15. Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Warrant Certificates. 16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder. 17. Termination. This Agreement shall terminate at the close of business on , 2003. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such  termination
until the close of business on , 2005. 18. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company, the Underwriter and any other registered Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and any other registered Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriter and any other registered Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its'/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. 19. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement and the Redeemable Warrant Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. 20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable,  such
invalidity or unenforceability shall not affect any other provision of this Agreement. 21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.
22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Warrant Certificates or Warrants Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Underwriter and any other registered Holders of Warrant Certificates or Warrant Securities. 23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written. GENISYS RESERVATION SYSTEMS, INC. By: Name: Title: R.D. WHITE & CO., INC. By:
Name:  Title:

 EXHIBIT A [FORM OF CLASS A WARRANT  CERTIFICATE] THE WARRANTS
REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OR
EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK TIME, , 2001 No. UW- Class A Warrants to Purchase Shares of Common Stock CLASS A WARRANT CERTIFICATE This Warrant Certificate certifies that , or registered assigns, is the registered holder of Warrants to purchase initially, at any time from , 1997 until 5:00 p.m. New York time on , 2001 ("Expiration Date"), up to fully-paid and non-assessable shares of common stock, $.0001 par value ("Common Stock") of Genisys Reservation Systems, Inc., a New Jersey corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $6.90 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of , 1996 between the Company and R.D. WHITE & CO., INC. (the "Underwriter's Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate. No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.
 The Warrants evidenced by this Warrant  Certificate are
part of a duly authorized issue of Warrants issued pursuant to the Underwriter's Warrant Agreement, which Underwriter's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. The Underwriter's Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Underwriter's Warrant Agreement. Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate of Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Underwriter's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants. The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. All terms used in this Warrant Certificate which are defined in the Underwriter's Warrantpany shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s)
of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. All terms used in this Warrant Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Warrant Agreement. IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal. Dated as of , 1996 Attest: GENISYS RESERVATION SYSTEMS, INC. By: Name: Name: Title: Title:

                                    EXHIBIT B

                      [FORM OF CLASS B WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT
PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION
FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:00 P.M., NEW YORK TIME,         , 2001

No. UW-                                         Class B Warrants to Purchase
                                                       Shares of Common Stock


                           CLASS B WARRANT CERTIFICATE
This Warrant Certificate certifies that , or registered assigns, is the registered holder of Warrants to purchase initially, at any time from , 1997 until 5:00 p.m. New York time on , 2001 ("Expiration Date"), up to fully-paid and non-assessable shares of common stock, $.0001 par value ("Common Stock") of Genisys Reservation Systems, Inc., a New Jersey corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $8.10 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of , 1996 between the Company and R.D. WHITE & CO., INC. (the "Underwriter's Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate. No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

 The Warrants
evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Underwriter's Warrant Agreement, which Underwriter's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. The Underwriter's Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Underwriter's Warrant Agreement. Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate of Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Underwriter's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants. The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. All terms used in this Warrant Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Warrant Agreement. IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal. Dated as of , 1996 Attest: GENISYS RESERVATION SYSTEMS, INC. By: Name: Name: Title: Title: 31

 EXHIBIT C [FORM OF
CLASS A WARRANT CERTIFICATE] THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK TIME, , 2001 No. W- Class A Warrants to Purchase Underlying Warrants CLASS A WARRANT CERTIFICATE This Warrant Certificate certifies that , or registered assigns, is the registered holder of Warrants to purchase initially, at any time from , 1997 until 5:00 p.m. New York time on , 2001 ("Expiration Date"), up to warrants (each such Underlying Warrant entitling the owner to purchase one fully-paid and non-assessable share of common stock, $.0001 par value ("Common Stock") of Genisys Reservation Systems, Inc., a New Jersey corporation (the "Company")), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $.24 per Underlying Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of , 1996 between the Company and R.D. WHITE & CO., INC. (the "Underwriter's Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate. No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

 The Warrants  evidenced by
this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Underwriter's Warrant Agreement, which Underwriter's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. The Underwriter's Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Underwriter's Warrant Agreement. Upon due presentment for registration of transfer of this
Warrant Certificate at an office or agency of the Company, a new Warrant Certificate of Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the office or agency of the Company, a new Warrant Certificate of Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Underwriter's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants. The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. All terms used in this Warrant Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Warrant Agreement. IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal. Dated as of , 1996 Attest: GENISYS RESERVATION SYSTEMS, INC. By: Name: Name: Title: Title: 33

 EXHIBIT D [FORM OF
CLASS A WARRANT CERTIFICATE] THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK TIME, , 2001 No. W- Class B Warrants to Purchase Underlying Warrants CLASS B WARRANT CERTIFICATE This Warrant Certificate certifies that , or registered assigns, is the registered holder of Warrants to purchase initially, at any time from , 1997 until 5:00 p.m. New York time on , 2001 ("Expiration Date"), up to warrants (each such Underlying Warrant entitling the owner to purchase one fully-paid and non-assessable share of common stock, $.0001 par value ("Common Stock") of Genisys Reservation Systems, Inc., a New Jersey corporation (the "Company")), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $.12 per Underlying Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of , 1996 between the Company and R.D. WHITE & CO., INC. (the "Underwriter's Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate. No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

 The Warrants  evidenced by
this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Underwriter's Warrant Agreement, which Underwriter's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. The Underwriter's Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Underwriter's Warrant Agreement. Upon due presentment for registration of transfer of this
Warrant Certificate at an office or agency of the Company, a new Warrant Certificate of Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Underwriter's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants. The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made
The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. All terms used in this Warrant Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Warrant Agreement. IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal. Dated as of , 1996 Attest: GENISYS RESERVATION SYSTEMS, INC.
                                                     By:
Name:                                                         Name:
Title:                                                        Title:

[FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1] The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase: Shares Class A Underlying Warrants Class B Underlying Warrants and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Genisys Reservation Systems, Inc., in the amount of $ , all in accordance with the terms of Section 3.1 of the Underwriter's Warrant Agreement dated as of , 1996 between Genisys Reservation Systems, Inc., and R.D. White & Co., Inc. The undersigned request that a certificate for such Securities be registered in the name of whose address is and that such Certificate be delivered to whose address is . Signature (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.) (Insert Social Security or Other Identifying Number of Holder)

 [FORM OF ASSIGNMENT] (To be executed by
the registered holder if such holder desires to transfer the Warrant Certificate.) FOR VALUE RECEIVED hereby sells, assigns and unto (Please print name and address of transferee) Warrant Certificate, together with all right, title and interest therein, and does hereby reasonably constitute and appoint , as Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution. Date: Signature:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.) (Insert Social Security or Other Identifying Number of Assignee)

 EXHIBIT 8 SCRIPT SERVICES AGREEMENT THIS Script Services Agreement ("Agreement') is made this 21st day of June, 1995, by and between WORLDSPAN, L.P., a Delaware limited partnership ("WORLDSPAN", 300 Galleria Parkway, N.W., Atlanta, Georgia 30339 and Corporate Travel Link, Incorporated located at 18 Village Green Ct., South Orange,-NJ 07079 (Customer"). W I T N E S S E T H:
WHEREAS, WORLDSPAN is a computer reservation system ("CRS") vendor providing access to its WORLDSPAN System to travel agencies and others in the travel industry; WHEREAS, Customer has arranged with WORLDSPAN for the use of WORLDSPAN's CRS, equipment and products; and WHEREAS, Customer desires to retain WORLDSPAN to write one or more software programs (hereinafter referred to as the 'Scripts@ that may be used with WORLDSPAN's Scripting product, used by Customer in conjunction with the WORLDSPAN CRS. NOW, THEREFORE, it is agreed: 1. Scripts to be Provided by WORLDSPAN. WORLDSPAN shall prepare and provide to Customer the Scripts as outlined in Exhibit A attached hereto and incorporated herein. WORLDSPAN shall create and provide the Scripts to Customer pursuant to this Agreement. Preparation of the Scripts by WORLDSPAN may be carried out at WORLDSPAN's facilities or at Customer's offices, provided that the completed Scripts shall be provided to Customer at the address set forth above. 2. Access. Customer agrees to make available to WORLDSPAN reasonable access to Customer's equipment and staff, and provide such other assistance as shall be reasonably necessary to permit WORLDSPAN to provide the Scripts according to this Agreement, including but not limited to access to a WORLDSPAN Scripting workstation and assistance from a Customer designee familiar with the design specifications and host functionality of the proposed Script project. 3. Fees. In consideration of the services provided by WORLDSPAN hereunder and the license to the Scripts, Customer shall pay WORLDSPAN a fee of three thousand dollars ($ 3,000.09). Fees shall be paid by Customer within thirty (30) days of the date of invoice.

  WORLDSPAN  may  impose a late  payment  fee at the rate of one percent (I%) per month for any amount that has not been  received  within thirty
(30) days after the date of such-invoice. In addition to any other charges set forth herein, Customer shall pay to WORLDSPAN or reimburse WORLDSPAN, as appropriate, for all sales, use, excise, property, or other similar taxes now or hereafter imposed by any federal, state or local taxing authority on amounts paid to WORLDSPAN by Customer. Notwithstanding the foregoing, Customer shall not, in any event, be responsible for any taxes payable on WORLDSPAN's net income or taxes in lieu of net income taxes, or for charges imposed on WORLDSPAN for the privilege of doing business. 4. Termination of Agreement. Either party may terminate this Agreement in its sole discretion by providing the other party with one day advance written notice. Should Customer terminate this Agreement, Customer will be obligated to pay WORLDSPAN the entire fee identified in Section 3 above. Should WORLDSPAN terminate this Agreement, Customer will not be obligated to pay WORLDSPAN any of the fee identified in Section 3 above. 5.
Confidentiality. Each of the parties shall ensure that any Confidential Information which it may become aware of or use during the performance of this Agreement is treated by it in strictest confidence, and is not disclosed to third parties or used except as expressly permitted by this Agreement. "Confidential Information" shall mean information that is proprietary and confidential to the party disclosing such information including, but not limited to, software, specifications, customer information, scripting code, business plans, financial information, and other information of a sensitive or confidential nature whether oral or written, except (a) information known to the receiving party prior to disclosure by the disclosing party; (b) information which is widely known to the public in the relevant industry or trade; or (C)
information which is developed by the receiving party independent of any Confidential Information provided by the disclosing party. Each party will treat the other party's Confidential Information with at least the same concern and protective measures accorded any of its own trade secrets and confidential information. 6. License. Title and full and complete ownership rights to all WORLDSPAN owned or developed software including but not limited to the Scripts, shall remain with WORLDSPAN. Customer understands and agrees that WORLDSPAN's owned or developed software is WORLDSPAN's trade secret, proprietary information, and confidential information whether any portion thereof is or may be validly copyrighted or patented. Any software provided to Customer is provided by license only and such license is non-exclusive, non transferable and limited to the right to use such software. Under no circumstances may a Script be , copied for, duplicated for, provided to, or sold to any third party including but not limited to any  member  of an  agency  consortium.
Customer's license shall include the right for Customer to modify the Scripts as needed. 7. Limited Warranty. WORLDSPAN makes no representation or warranty with regard to the accuracy or completeness of the Scripts or that the Scripts shall be suitable for Customer for all purposes. WORLDSPAN warrants that the Scripts shall operate substantially according to the design specifications outlined in Exhibit A for a period of thirty(30)days following delivery of the Scripts to Customer. In the event of any breach of the foregoing warranty, Customer's sole remedy, and WORLDSPAN's sole obligation, shall be for WORLDSPAN to correct any defective Script so that it shall operate substantially according to the design specifications outlined in Exhibit A. 8. Indemnification. A. Each party shall indemnify, defend and hold harmless the other party, its directors, affiliates, partners, officers, employees and agents, from and against all liabilities, damages and expenses, and claims for damages, suits, proceedings, recoveries, judgments or executions including but not limited to litigation costs, expenses, and reasonable attorneys' fees) arising out of or in connection with any claim that the use of the indemnifying party's system or data (including, without limitation, software) by the other party infringes any third party patent, copyright, trademark or other property right. B. Each party shall indemnify, defend and hold harmless the other party, its directors, affiliates, partners, officers, employees and agents from and against all liabilities, damages and expenses, and claims for damages, suits, proceedings, recoveries, judgments or executions (including but not limited to litigation costs, expenses, and reasonable attorneys' fees) which may be suffered by' accrued against, charged to or recoverable from the other party, its past and present directors, affiliates, partners, officers, employees or agents by reason of or in connection with the party's performance or failure to perform, or improper performance of any of the party's obligations under this Agreement. 9. Disclaimer. OTHER THAN THE WARRANTIES AND REMEDIES SET FORTH IMMEDIATELY ABOVE, WORLDSPAN DISCLAIMS AND CUSTOMER HEREBY WAIVES ALL WARRANTIES, EXPRESSED OR IMPLIED, ORAL OR WRITTEN, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE, RELATING TO THE SCRIPTS OR SERVICES PROVIDED BY WORLDSPAN HEREUNDER. WORLDSPAN SHALL NOT BE LIABLE TO CUSTOMER OR TO ANYONE ELSE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, REGARDLESS OF WHETHER CUSTOMER'S CLAIM IS BASED ON CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. WORLDSPAN'S TOTAL LIABILITY TO CUSTOMER OR ANY THIRD

  PARTY SHALL NOT EXCEED THE
AMOUNT PAID BY CUSTOMER TO WORLDSPAN PURSUANT TO THIS AGREEMENT. 10. Notice. All notices, requests, demands or other communications hereunder shall be in writing, hand delivered, sent by first class mail, overnight mail, facsimile or All notices, requests, demands or other communications hereunder shall be in writing, hand delivered, sent by first class mail, overnight mail, facsimile or teletype and shall be deemed to have been given when received at the following addresses:

        If to WORLDSPAN:
                           WORLDSPAN.  L.P.
                            300 Galleria Parkway, NW
                             Atlanta, Georgia 30339
                          U.S.A.
                                     Facsimile:(404) 563-7018
                          ATTN: Supervisor - Customer Service Programming

        If to Customer:
                              Corporate Travel Link, Incorporated
                              P.O. Box 2039
                                Newark, NJ 07114
                            Facsimile: (201) 763-4612
                              ATTN: Joseph Cutrona

Any notice provided by facsimile or teletype which is received after 4:00 p.m. local time shall be deemed received the following business day. A party may change its addresses for notice on not less than ten (10) days'- prior written notice to the other party.

      ii.         General Provisions.
           A. Nothing in this Agreement is intended or shall be construed to create or establish an agency, partnership, or joint venture relationship between the parties.

           B. The captions in this Agreement are for convenience only and in no way define, limit, or enlarge the scope of this Agreement or any of the provisions therein. Capitalized terms shall have the meanings assigned in this Agreement.

           C. No waiver by either party of any provision or any breach of this Agreement constitutes a waiver of any other provision or breach of this Agreement and no waiver shall be effective unless made in writing. The right of either party to require strict performance and observance of any obligations hereunder shall not be affected in any way by any previous waiver, forbearance or course of dealing.

           D. Except for Customer's obligation to make payments hereunder, neither party will be deemed in default of this Agreement as a result of a delay in performance or failure to perform its obligations caused by acts of God or governmental authority, strikes or label, disputes, fire, acts of war, failure of third party suppliers, or for any other cause beyond the control of that party.

           E. Customer shall not sell, assign, license, sub-license, franchise or otherwise convey in whole or in part to any third party this Agreement or the services provided hereunder without the prior written consent of WORLDSPAN.

           F. This is a non-exclusive agreement. Similar agreements may be entered into by either party with any other person.

           G. This Agreement shall be governed by, construed, interpreted and enforced according to the laws of the State of Georgia and of the United States of America, without regard to principles of conflict of laws and rules. Each party hereby consents to the non-exclusive jurisdiction of the courts of the State of Georgia and United States Federal Courts located in Georgia to resolve any dispute arising out of this Agreement, and waives any objection relating to improper venue or forum nonconveniens to the conduct of any proceeding in any such court.

           H. In the event that any material provision of this Agreement is determined to be invalid, unenforceable or illegal, then such provision shall be deemed to be superseded and the Agreement modified with a provision which most nearly corresponds to the intent of the parties and is valid, enforceable and legal.

           I This Agreement constitutes the final and complete understanding and agreement between the parties concerning the subject matter hereof. Any prior agreements, understandings negotiations or communications written or otherwise concerning the subject matter hereof are deemed superseded by this Agreement. This Agreement may be modified only by a further written agreement executed by an authorized representative of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their under-signed duly authorized representatives as of the day and year first written above.

      CUSTOMER:                                               WORLDSPAN, L.P.

      Corporate Travel Link,
       Incorporated

      ______________________          By:_____________________
      (Customer Legal Name)               Keith Anderson


      Corporate Travel Link,
       Incorporated
      (Doing Business As)


      By:______________________
      (signature)

      Joseph Cutrona
      (Print Name)

      Title: President